Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	John M. McCaffery
Executive Vice President
Chief Financial Officer
(631) 537-1001, ext. 7290

BRIDGE BANCORP,  INC. REPORTS THIRD QUARTER 2019 RESULTS WITH EARNINGS PER SHARE OF $0.70 AND RECORD NET INCOME OF $13.9 MILLION

(Bridgehampton, NY – October  24, 2019)  Bridge Bancorp, Inc. (NASDAQ: BDGE) (the “Company”), the parent company of BNB Bank (“BNB”), today announced third quarter results for 2019.

The Company's third quarter 2019 financial results included:

•

Net income for the 2019 third quarter of $13.9 million, or $0.70 per diluted share, compared to $6.5 million, or $0.33 per diluted share for the 2018 third quarter, inclusive of pre-tax charge of $9.5 million, or $0.37 per diluted share after tax, related to the fraudulent conduct of a business customer through its deposit accounts at BNB in the 2018 period.

•	Net interest income for the 2019 third quarter increased $1.2 million over the 2019 second quarter to $36.7 million.
•	Tax-equivalent net interest margin for the 2019 third quarter increased 10 basis points over the 2019 second quarter to 3.40%.
•	Total assets of $4.7 billion at September 30, 2019, 6% higher than September 30, 2018.
•	Loan growth of $311 million, or 10%, compared to September 30, 2018, and $233 million, or 9% annualized, from December 31, 2018.
•	Non-public, non-brokered deposit growth of $306 million, or 11%, compared to September 30, 2018, and $195 million, or 9% annualized, from December 31, 2018.
•

Non-performing assets of $4.2 million at September 30, 2019, $2.1 million higher than September 30, 2018 and $1.2 million higher than December 31, 2018. Loan loss reserve coverage to total loans of 0.92% at September 30, 2019.

•	All capital ratios remain strong. Declared a dividend of $0.23 during the quarter.

Commenting on the third quarter results, Kevin O’Connor, President and CEO said, “This quarter’s results illustrate that our core community banking model delivers returns despite a challenging rate environment- producing record net income, an expanded margin, and strong non-interest income. Our model focuses on relationship banking and delivering customized products to our customers and returns to our shareholders.”

Net Earnings and Returns

Net income in the 2019 third quarter was $13.9 million, or $0.70 per diluted share, an increase of $7.4 million compared to the 2018 third quarter, driven primarily by lower non-interest expense and a rise in net interest income and non-interest income,  partially offset by higher provision for loan losses. Excluding the impact of the fraud loss, net income in the 2018 third quarter was $14.0 million, or $0.70 per diluted share. Net income for the nine months ended September 30, 2019 was $37.5 million, or $1.88 per diluted share, compared to $25.4 million, or $1.28 per diluted share, in 2018.

Returns  on average assets and equity in the 2019 third quarter were 1.17% and 11.44%, respectively.  Return on average tangible common equity was 14.81%  for the 2019 third quarter. Adjusted return on average tangible common equity, excluding the impact of amortization of other intangible assets, was 14.97% for the 2019 third quarter.

“We reported record net interest income as well as record non-interest income this quarter.  Highlights included our title and our loan swap program.  This loan swap program allows us to deliver fixed rate exposure to our customers while we retain a floating rate asset and generate income. This activity continues to grow so it is now separately reported on our income statement,” noted Mr. O’Connor.

Net Interest Income

Interest income was $46.4 million in the 2019 third quarter, flat compared to the 2019 second quarter,  driven primarily by loan portfolio growth offset by lower yields in the loan and securities portfolios, and a decrease in average securities. Interest expense was $9.6 million in the 2019 third quarter, a decrease of $1.2 million compared to the 2019 second quarter,  primarily due to a  decrease in average cost of interest-bearing liabilities coupled with a decrease in average public and brokered deposits.

The tax-equivalent net interest margin for the 2019 third quarter showed a year-over-year increase of 8 basis points to 3.40% in 2019 from 3.32% in 2018.

“Although the third quarter saw one of the most challenging interest rate environments in years, we were able to expand our net interest margin by 10 basis points compared to the second quarter.  This is a result of our DDA concentration and controlling interest-bearing deposit costs.  Our asset yields only dropped 1 basis point. We also decreased our reliance on high-cost brokered deposits by 44% compared to the second quarter,” stated Mr. O’Connor.

Provision for Loan Losses

The provision for loan losses was $1.0 million for the 2019 third quarter, $0.8 million higher than the 2018 third quarter.  The Company recognized net recoveries of $2 thousand in the 2019 third quarter, compared to net recoveries of $17 thousand in the 2018 third quarter.

Non-Interest Income

Non-interest income was  $6.2 million for the 2019 third quarter,  $1.3 million higher than the 2018 third quarter, primarily attributable to higher loan swap fees in the 2019 third quarter.

Non-Interest Expense

Non-interest expense for the 2019 third quarter of  $24.2 million was $6.8 million lower than the 2018 third quarter.  The decrease in 2019 was primarily due to the impact of the fraud loss in the 2018 third quarter,  partially offset by higher salaries and benefits expense, occupancy and equipment costs and other operating expenses in the 2019 period. Excluding the fraud loss in 2018, non-interest expenses were up $2.7 million, or 13%, in the third quarter of 2019.

Income Tax Expense

Income tax expense was $3.9 million in the 2019 third quarter, an increase of $2.5 million compared to the 2018 third quarter. The Company estimates it will record income tax at an effective tax rate of approximately 22% for the remainder of 2019.

Balance Sheet

Total assets were $4.7 billion at September 30, 2019,  $35.3 million higher than December 31,  2018, and $287.3 million higher than September 30, 2018. Total  loans held for investment at September 30, 2019 of $3.5 billion reflects growth of $310.9 million,  or 10%,  over September 30,  2018.  Deposits totaled $3.7 billion at September 30, 2019, an increase of $124.1 million,  or 3%,  over September 30,  2018.  Demand deposits increased $92.0 million year-over-year to $1.4 billion at September 30, 2019, representing 38% of total deposits.

The allowance for loan losses was $32.2 million at September 30, 2019, $0.3 million higher than September 30, 2018. The allowance as a percentage of loans was 0.92% at September 30, 2019, compared to 1.00% at September 30, 2018.

Stockholders’ equity was $486.4 million at September 30, 2019, $46.4 million higher than September 30, 2018. The growth reflects earnings, partially offset by shareholders’ dividends. Book value per share was $24.53 at September 30, 2019, $2.30 higher than September 30, 2018. Tangible book value per share was $18.99 at September 30, 2019, $2.35 higher than September 30, 2018.

				Change Compared To
	September 30,	December 31,	September 30,	December 31,	September 30,
(Dollars in thousands)	2019	2018	2018	2018	2018
Total assets	$4,736,021	$4,700,744	$4,448,757	$35,277	$287,264
Total stockholders' equity	486,403	453,830	439,985	32,573	46,418

Loans held for investment
Investor commercial real estate ("CRE")	$990,324	$863,158	$850,242	$127,166	$140,082
Multi-family ("MF")	673,909	585,827	579,827	88,082	94,082
Construction and land ("C&L")	116,463	123,393	118,137	(6,930)	(1,674)
Total investor CRE, MF, and C&L	1,780,696	1,572,378	1,548,206	208,318	232,490

Commercial and industrial ("C&I")	667,949	645,724	608,723	22,225	59,226
Owner-occupied CRE	529,483	510,398	498,327	19,085	31,156
Total C&I and owner-occupied CRE	1,197,432	1,156,122	1,107,050	41,310	90,382

Residential real estate	497,842	519,763	516,995	(21,921)	(19,153)
Installment and consumer	24,998	20,509	19,157	4,489	5,841
Net deferred loan costs and fees	7,364	7,039	6,019	325	1,345
Total loans held for investment	$3,508,332	$3,275,811	$3,197,427	$232,521	$310,905

Deposits
Total IPC deposits	$3,159,772	$2,965,007	$2,854,030	$194,765	$305,742
Brokered deposits	65,598	255,408	281,241	(189,810)	(215,643)
Public deposits	517,913	665,978	483,871	(148,065)	34,042
Total public and brokered deposits	583,511	921,386	765,112	(337,875)	(181,601)
Total deposits	$3,743,283	$3,886,393	$3,619,142	$(143,110)	$124,141

Loan and Line of Credit Origination Information (unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Investor CRE	$100,120	$60,855	$17,353	$174,950	$93,971
Multi-family	48,160	22,429	17,120	121,954	40,520
Owner-occupied CRE	12,973	29,468	21,280	97,664	59,073
Commercial and industrial	28,437	36,977	13,828	93,630	67,053
Residential real estate	8,764	9,366	8,318	26,289	83,344
Other	70	6,091	964	20,128	3,875
Total loan originations	$198,524	$165,186	$78,863	$534,615	$347,836

Total line of credit originations	$52,513	$52,727	$49,704	$215,125	$209,118

 “Robust loan originations during the quarter and year-to-date were partially offset by several large loan paydowns. We continue to maintain pricing discipline on all loan products.  IPC deposit growth kept pace with our loan-to-deposit ratio ending the quarter at 94%.  Our IPC deposits are comprised of 44% non-interest bearing DDA, which helps bolster our margin,” Mr. O’Connor said.

Asset Quality

Asset quality measures remained solid, as non-performing assets were $4.2 million, or 0.09% of total assets, at September 30, 2019, compared to $2.1 million, or 0.05% of total assets, at September 30, 2018. Non-performing assets at September 30,  2018 included  $175 thousand of other real estate owned. Non-performing loans were $4.2 million, or 0.12% of total loans at September 30, 2019,  compared to $1.9 million,  or 0.06% of total loans at September 30,  2018.  Loans 30 to 89 days past due increased $0.2 million to $6.0 million at September 30, 2019, compared to $5.8 million at September 30, 2018.  Loans past due 90 days and accruing at September 30, 2019 and 2018 were comprised of $0.3 million of acquired loans.

Conference Call

The Company will host a conference call on Friday, October  25, 2019 at 10:00 AM (ET) to discuss the 2019 third quarter results. Investors who would like to join the conference call are encouraged to pre-register using the following link:  http://dpregister.com/10134567. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. Telephonic replay will be available through the Company’s website beginning approximately one hour after the conclusion of the call through Friday,  November 8, 2019.

Call and replay information are as follows:

Call Date: Friday, October  25, 2019
Call Time: 10:00 AM (ET)
Domestic Call Dial In:  1-844-746-0738
International Call Dial In:  1-412-317-6016

Replay Domestic Dial In:  1-877-344-7529
Replay International Dial In:  1-412-317-0088
Access Code: 10134567

About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, BNB  Bank. Established in 1910, BNB, with assets of approximately $4.7 billion, operates 40 branch locations serving Long Island and the greater New York metropolitan area. Through its branch network and its electronic delivery channels, BNB provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through BNB's wholly-owned subsidiary, Bridge Abstract. Bridge Financial Services, Inc., a wholly-owned subsidiary of BNB, offers financial planning and investment consultation.  For more information visit www.bnbbank.com.

BNB also has a rich tradition of involvement in the community, supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

Please see the attached tables for selected financial information.

This release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, involve risk and uncertainties, and are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intends,” “may,” “outlook,” “predicts,” “projects,” “would,” “estimates,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, tax rates, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking lending and other areas; origination volume in the  consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.  The Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic  conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of BNB’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; an unexpected increase in operating costs; expanded regulatory requirements; and other risk factors discussed elsewhere, and in our reports filed with the Securities and Exchange Commission.   The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Condition (unaudited)

(In thousands)

	September 30,	December 31,	September 30,
	2019	2018	2018
Assets
Cash and due from banks	$87,004	$142,145	$63,687
Interest-earning deposits with banks	44,214	153,223	61,414
Total cash and cash equivalents	131,218	295,368	125,101
Securities available for sale, at fair value	610,706	680,886	661,862
Securities held to maturity	139,729	160,163	164,438
Total securities	750,435	841,049	826,300
Securities, restricted	28,469	24,028	25,162
Loans held for sale	12,643	—	1,619
Loans held for investment	3,508,332	3,275,811	3,197,427
Allowance for loan losses	(32,173)	(31,418)	(31,869)
Loans held for investment, net	3,476,159	3,244,393	3,165,558
Premises and equipment, net	33,544	35,008	35,893
Operating lease right-of-use assets (1)	36,356	—	—
Goodwill and other intangible assets	109,840	110,324	110,667
Other real estate owned	—	175	175
Accrued interest receivable and other assets	157,357	150,399	158,282
Total assets	$4,736,021	$4,700,744	$4,448,757

Liabilities and stockholders' equity
Demand deposits	$1,379,803	$1,275,664	$1,286,673
Savings and negotiable order of withdrawal ("NOW") deposits	506,476	496,881	468,242
Money market deposit accounts ("MMDA")	1,063,848	975,531	883,386
Certificates of deposit of less than $100,000	59,913	61,827	61,548
Certificates of deposit of $100,000 or more	149,732	155,104	154,181
Total individual, partnership and corporate ("IPC") deposits	3,159,772	2,965,007	2,854,030
Brokered deposits	65,598	255,408	281,241
Public funds - demand deposits	45,036	172,941	46,119
Public funds - other deposits	472,877	493,037	437,752
Total public and brokered deposits	583,511	921,386	765,112
Total deposits	3,743,283	3,886,393	3,619,142
Federal funds purchased and repurchase agreements	956	539	816
Federal Home Loan Bank ("FHLB") advances	337,000	240,433	265,648
Subordinated debentures, net	78,885	78,781	78,746
Operating lease liabilities (1)	39,064	—	—
Other liabilities and accrued expenses	50,430	40,768	44,420
Total liabilities	4,249,618	4,246,914	4,008,772
Total stockholders' equity	486,403	453,830	439,985
Total liabilities and stockholders' equity	$4,736,021	$4,700,744	$4,448,757

(1)	The Company adopted ASU 2016-02, Leases (Topic 842) using the transition approach at the beginning of the period of adoption on January 1, 2019 and did not restate comparative prior periods.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Interest income	$46,354	$46,352	$42,589	$137,221	$125,504
Interest expense	9,639	10,835	8,375	30,666	22,822
Net interest income	36,715	35,517	34,214	106,555	102,682
Provision for loan losses	1,000	3,500	200	5,100	1,400
Net interest income after provision for loan losses	35,715	32,017	34,014	101,455	101,282

Non-interest income:
Service charges and other fees	2,588	2,556	2,549	7,572	7,274
Title fees	508	335	384	1,149	1,339
Net securities gains (losses)	—	201	—	201	(7,921)
Gain on sale of SBA loans	601	844	524	1,662	1,586
Bank owned life insurance	561	556	557	1,670	1,658
Loan swap fees	1,557	528	404	3,200	713
Other	429	479	500	1,507	1,804
Total non-interest income	6,244	5,499	4,918	16,961	6,453

Non-interest expense:
Salaries and employee benefits	14,294	13,659	12,134	41,233	38,001
Occupancy and equipment	3,490	3,560	3,325	10,581	9,773
Fraud loss	—	—	9,500	—	9,500
Amortization of other intangible assets	182	210	215	605	703
Other	6,238	6,575	5,830	18,388	18,132
Total non-interest expense	24,204	24,004	31,004	70,807	76,109

Income before income taxes	17,755	13,512	7,928	47,609	31,626
Income tax expense	3,852	2,859	1,381	10,126	6,263
Net income	$13,903	$10,653	$6,547	$37,483	$25,363

Earnings Per Share (unaudited)
(In thousands, except per share data)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net income	$13,903	$10,653	$6,547	$37,483	$25,363
Dividends paid on and earnings allocated to participating securities	(294)	(226)	(145)	(797)	(550)
Income attributable to common stock	$13,609	$10,427	$6,402	$36,686	$24,813

Weighted average common shares outstanding, including participating securities	19,958	19,965	19,890	19,950	19,869
Weighted average participating securities	(422)	(428)	(438)	(425)	(435)
Weighted average common shares outstanding	19,536	19,537	19,452	19,525	19,434
Basic earnings per common share	$0.70	$0.53	$0.33	$1.88	$1.28

Weighted average common shares outstanding	19,536	19,537	19,452	19,525	19,434
Incremental shares from assumed conversions of options and restricted stock units	32	28	33	27	27
Weighted average common and equivalent shares outstanding	19,568	19,565	19,485	19,552	19,461
Diluted earnings per common share	$0.70	$0.53	$0.33	$1.88	$1.28

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Consolidated Financial Highlights (unaudited)

(In thousands, except per share amounts and financial ratios)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Selected Financial Data:
Return on average total assets	1.17%	0.90%	0.58%	1.07%	0.76%
Adjusted return on average total assets (1)	1.17	0.90	1.24	1.07	1.16
Return on average stockholders' equity	11.44	9.06	5.64	10.64	7.45
Adjusted return on average stockholders' equity (1)	11.44	9.06	12.03	10.64	11.45
Return on average tangible common equity (1) (2)	14.81	11.82	7.43	13.88	9.86
Adjusted return on average tangible common equity (1) (2)	14.97	12.01	16.03	14.06	15.36
Net interest margin, tax-equivalent basis	3.40	3.30	3.32	3.33	3.35
Efficiency ratio	56.34	58.52	79.23	57.33	69.74
Adjusted efficiency ratio (1)	55.79	58.03	54.22	56.74	56.08
Operating expense/average assets	2.04	2.03	2.75	2.02	2.27
Adjusted operating expense/average assets (1)	2.03	2.01	1.89	2.00	1.97

(1)	See reconciliation of this non-GAAP financial measure provided elsewhere herein.
(2)	Average tangible common equity represents a non-GAAP financial measure calculated as average total stockholders' equity less average goodwill and intangible assets.

	September 30,	December 31,	September 30,
	2019	2018	2018
Selected Financial Data:
Book value per share	$24.53	$22.93	$22.23
Tangible book value per share (1)	$18.99	$17.36	$16.64
Common shares outstanding	19,830	19,791	19,789

Capital Ratios:
Total capital to risk-weighted assets	13.4%	13.6%	13.6%
Tier 1 capital to risk-weighted assets	10.4	10.4	10.3
Common equity Tier 1 capital to risk-weighted assets	10.4	10.4	10.3
Tier 1 capital to average assets	8.4	8.1	8.0
Tangible common equity to tangible assets (1) (2)	8.1	7.5	7.6
Tier 1 capital to average assets (Bank)	10.0	9.9	9.7

Asset Quality:
Loans 30-89 days past due	$5,986	$4,400	$5,801
Loans 90 days past due and accruing (3)	$338	$308	$299
Non-performing loans	$4,211	$2,808	$1,944
Other real estate owned	—	175	175
Non-performing assets	$4,211	$2,983	$2,119
Non-performing loans/total loans	0.12%	0.09%	0.06%
Non-performing assets/total assets	0.09	0.06	0.05
Allowance/non-performing loans	764.02	1118.87	1639.35
Allowance/total loans	0.92	0.96	1.00

(1)	Tangible common equity represents a non-GAAP financial measure calculated as total stockholders' equity less goodwill and intangible assets.
(2)	Tangible assets represent a non-GAAP financial measure calculated as total assets less goodwill and intangible assets.
(3)	Represents purchased credit impaired loans.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Three Months Ended September 30,			Three Months Ended June 30,			Three Months Ended September 30,
	2019			2019			2018
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$3,442,462	$41,053	4.73%	$3,373,601	$40,000	4.76%	$3,157,422	$36,243	4.55%
Securities (1)	787,387	5,060	2.55	860,031	5,940	2.77	867,174	6,044	2.77
Deposits with banks	61,853	342	2.19	102,515	599	2.34	84,986	437	2.04
Total interest-earning assets (1)	4,291,702	46,455	4.29	4,336,147	46,539	4.30	4,109,582	42,724	4.12
Non-interest-earning assets:
Other assets	412,300			401,720			369,305
Total assets	$4,704,002			$4,737,867			$4,478,887

Interest-bearing liabilities:
Savings	$433,086	$1,083	0.99%	$443,830	$1,231	1.11%	$341,056	$395	0.46%
NOW	125,056	51	0.16	124,329	48	0.15	108,271	27	0.10
MMDA	1,034,002	3,452	1.32	1,012,419	3,840	1.52	866,631	2,386	1.09
Savings, NOW and MMDA	1,592,144	4,586	1.14	1,580,578	5,119	1.30	1,315,958	2,808	0.85
Certificates of deposit of less than $100,000	60,144	299	1.97	60,940	285	1.88	59,681	209	1.39
Certificates of deposit of $100,000 or more	152,093	844	2.20	152,809	806	2.12	148,339	674	1.80
Total IPC deposits	1,804,381	5,729	1.26	1,794,327	6,210	1.39	1,523,978	3,691	0.96
Brokered deposits	75,410	387	2.04	134,720	771	2.30	307,651	1,593	2.05
Public funds	500,440	1,139	0.90	546,432	1,383	1.02	448,191	763	0.68
Total public and brokered deposits	575,850	1,526	1.05	681,152	2,154	1.27	755,842	2,356	1.24
Total deposits	2,380,231	7,255	1.21	2,475,479	8,364	1.36	2,279,820	6,047	1.05
Federal funds purchased and repurchase agreements	14,160	70	1.96	25,246	158	2.51	3,487	12	1.37
FHLB advances	244,011	1,179	1.92	243,322	1,178	1.94	269,909	1,182	1.74
Subordinated debentures	78,862	1,135	5.71	78,827	1,135	5.78	78,723	1,134	5.72
Total borrowings	337,033	2,384	2.81	347,395	2,471	2.85	352,119	2,328	2.62
Total interest-bearing liabilities	2,717,264	9,639	1.41	2,822,874	10,835	1.54	2,631,939	8,375	1.26
Non-interest-bearing liabilities:
Demand deposits	1,417,159			1,365,279			1,343,107
Other liabilities	87,313			78,278			43,432
Total liabilities	4,221,736			4,266,431			4,018,478
Stockholders' equity	482,266			471,436			460,409
Total liabilities and stockholders' equity	$4,704,002			$4,737,867			$4,478,887

Net interest rate spread			2.88%			2.76%			2.86%
Net interest-earning assets	$1,574,438			$1,513,273			$1,477,643
Net interest margin - tax-equivalent		36,816	3.40%		35,704	3.30%		34,349	3.32%
Less: Tax-equivalent adjustment		(101)	(0.01)		(187)	(0.01)		(135)	(0.02)
Net interest income		$36,715			$35,517			$34,214
Net interest margin			3.39%			3.29%			3.30%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2019			2018
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$3,364,574	$118,712	4.72%	$3,155,093	$107,720	4.56%
Securities (1)	844,057	17,442	2.76	920,108	17,608	2.56
Deposits with banks	85,241	1,485	2.33	44,660	633	1.90
Total interest-earning assets (1)	4,293,872	137,639	4.29	4,119,861	125,961	4.09
Non-interest-earning assets:
Other assets	402,174			363,131
Total assets	$4,696,046			$4,482,992

Interest-bearing liabilities:
Savings	$425,265	$3,219	1.01%	$309,990	$605	0.26%
NOW	118,530	140	0.16	124,750	83	0.09
MMDA	1,010,304	10,878	1.44	815,537	5,620	0.92
Savings, NOW and MMDA	1,554,099	14,237	1.22	1,250,277	6,308	0.67
Certificates of deposit of less than $100,000	60,796	845	1.86	58,745	540	1.23
Certificates of deposit of $100,000 or more	151,675	2,382	2.10	125,081	1,390	1.49
Total IPC deposits	1,766,570	17,464	1.32	1,434,103	8,238	0.77
Brokered deposits	139,356	2,368	2.27	262,364	3,677	1.87
Public funds	527,022	3,701	0.94	484,814	1,871	0.52
Total public and brokered deposits	666,378	6,069	1.22	747,178	5,548	0.99
Total deposits	2,432,948	23,533	1.29	2,181,281	13,786	0.85
Federal funds purchased and repurchase agreements	15,722	273	2.32	91,989	1,185	1.72
FHLB advances	243,544	3,455	1.90	344,677	4,447	1.72
Subordinated debentures	78,828	3,405	5.78	78,688	3,404	5.78
Total borrowings	338,094	7,133	2.82	515,354	9,036	2.34
Total interest-bearing liabilities	2,771,042	30,666	1.48	2,696,635	22,822	1.13
Non-interest-bearing liabilities:
Demand deposits	1,372,285			1,290,782
Other liabilities	81,588			40,656
Total liabilities	4,224,915			4,028,073
Stockholders' equity	471,131			454,919
Total liabilities and stockholders' equity	$4,696,046			$4,482,992

Net interest rate spread			2.81%			2.96%
Net interest-earning assets	$1,522,830			$1,423,226
Net interest margin - tax-equivalent		106,973	3.33%		103,139	3.35%
Less: Tax-equivalent adjustment		(418)	(0.01)		(457)	(0.02)
Net interest income		$106,555			$102,682
Net interest margin			3.32%			3.33%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

Reconciliation of as reported (GAAP) and non-GAAP financial measures

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude a fraud loss during the third quarter of 2018 and certain net securities losses associated with the Company’s strategic plan to restructure its balance sheet during the second quarter of 2018.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Return on average total assets - as reported	1.17%	0.90%	0.58%	1.07%	0.76%
Net securities losses	—	—	—	—	0.24
Fraud loss	—	—	0.84	—	0.28
Income tax effect of adjustments above	—	—	(0.18)	—	(0.12)
Adjusted return on average total assets (non-GAAP)	1.17	0.90	1.24	1.07	1.16

Return on average stockholders' equity - as reported	11.44%	9.06%	5.64%	10.64%	7.45%
Net securities losses	—	—	—	—	2.33
Fraud loss	—	—	8.19	—	2.79
Income tax effect of adjustments above	—	—	(1.80)	—	(1.12)
Adjusted return on average stockholders' equity (non-GAAP)	11.44	9.06	12.03	10.64	11.45

Return on average tangible common equity - as reported	14.81%	11.82%	7.43%	13.88%	9.86%
Net securities losses	—	—	—	—	3.08
Fraud loss	—	—	10.78	—	3.69
Amortization of other intangible assets	0.19	0.23	0.24	0.23	0.27
Income tax effect of adjustments above	(0.03)	(0.04)	(2.42)	(0.05)	(1.54)
Adjusted return on average tangible common equity (non-GAAP)	14.97	12.01	16.03	14.06	15.36

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents a reconciliation of net income and diluted earnings per share (as reported) to adjusted net income and adjusted diluted earnings per share excluding a fraud loss during the third quarter of 2018 and net securities losses associated with the Company’s strategic plan to restructure its balance sheet during the second quarter of 2018:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Net income - as reported	$13,903	$10,653	$6,547	$37,483	$25,363
Adjustments:
Net securities losses	—	—	—	—	7,921
Fraud loss	—	—	9,500	—	9,500
Income tax effect of adjustments above	—	—	(2,091)	—	(3,833)
Adjusted net income (non-GAAP)	$13,903	$10,653	$13,956	$37,483	$38,951

Diluted earnings per share - as reported	$0.70	$0.53	$0.33	$1.88	$1.28
Adjustments:
Net securities losses	—	—	—	—	0.40
Fraud loss	—	—	0.48	—	0.48
Income tax effect of adjustments above	—	—	(0.11)	—	(0.20)
Adjusted diluted earnings per share (non-GAAP)	$0.70	$0.53	$0.70	$1.88	$1.96

The following table presents a reconciliation of efficiency ratio (as reported) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2019	2019	2018	2019	2018
Efficiency ratio - as reported	56.34%	58.52%	79.23%	57.33%	69.74%
Non-interest expense - as reported	$24,204	$24,004	$31,004	$70,807	$76,109
Less: Fraud loss	—	—	(9,500)	—	(9,500)
Less: Amortization of intangible assets	(182)	(210)	(215)	(605)	(703)
Adjusted non-interest expense (non-GAAP)	$24,022	$23,794	$21,289	$70,202	$65,906
Net interest income - as reported	$36,715	$35,517	$34,214	$106,555	$102,682
Tax-equivalent adjustment	101	187	135	418	457
Net interest income, tax-equivalent basis	$36,816	$35,704	$34,349	$106,973	$103,139
Non-interest income - as reported	$6,244	$5,499	$4,918	$16,961	$6,453
Less: Net securities (gains)/ losses	—	(201)	—	(201)	7,921
Adjusted non-interest income (non-GAAP)	$6,244	$5,298	$4,918	$16,760	$14,374
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$43,060	$41,002	$39,267	$123,733	$117,513
Adjusted efficiency ratio (non-GAAP) (1)	55.79%	58.03%	54.22%	56.74%	56.08%

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Operating expense as a % of average assets - as reported	2.04%	2.03%	2.75%	2.02%	2.27%
Fraud loss	—	—	(0.84)	—	(0.28)
Amortization of other intangible assets	(0.01)	(0.02)	(0.02)	(0.02)	(0.02)
Adjusted operating expense as a % of average assets (non-GAAP)	2.03	2.01	1.89	2.00	1.97

(1)	Adjusted efficiency ratio is calculated by dividing adjusted non-interest expense by the sum of net interest income on a tax-equivalent basis and adjusted non-interest income.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents the tangible common equity to tangible assets calculation (non-GAAP):

	September 30,	December 31,	September 30,
(Dollars in thousands)	2019	2018	2018
Total assets - as reported	$4,736,021	$4,700,744	$4,448,757
Less: Goodwill and other intangible assets - as reported	(109,840)	(110,324)	(110,667)
Tangible assets (non-GAAP)	$4,626,181	$4,590,420	$4,338,090

Total stockholders' equity - as reported	$486,403	$453,830	$439,985
Less: Goodwill and other intangible assets - as reported	(109,840)	(110,324)	(110,667)
Tangible common equity (non-GAAP)	$376,563	$343,506	$329,318

Tangible common equity to tangible assets (non-GAAP) (1)	8.1%	7.5%	7.6%

(1)	Calculated by dividing tangible common equity by tangible assets.